UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.
Form 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on May 20, 2011.

(b)	The Company’s shareholders elected 12 directors to serve for a term of one year. The votes regarding this proposal were as follows:

For Term Expiring in 2012:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Jack B. Dunn, IV	111,722,762	3,802,227	49,945,072
Terence C. Golden	113,220,182	2,304,806	49,945,072
Patrick T. Harker	111,687,916	3,837,072	49,945,072
Frank O. Heintz	111,747,244	3,777,744	49,945,072
Barbara J. Krumsiek	111,696,821	3,828,168	49,945,072
George F. MacCormack	113,258,536	2,266,452	49,945,072
Lawrence C. Nussdorf	113,255,575	2,269,413	49,945,072
Patricia A. Oelrich	113,372,805	2,152,183	49,945,072
Joseph M. Rigby	110,250,447	5,274,542	49,945,072
Frank K. Ross	111,623,249	3,901,739	49,945,072
Pauline A. Schneider	105,856,056	9,668,932	49,945,072
Lester P. Silverman	113,334,497	2,190,491	49,945,072

(c)	The Company’s shareholders approved, on an advisory (non-binding) basis, the compensation of the named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
105,388,498	8,130,376	2,006,389	49,944,797

(d)
The Company’s shareholders indicated their preference, on an advisory (non-binding) basis, that the advisory vote on named executive officer compensation be held annually.  The votes regarding this proposal were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
97,428,984	1,676,815	14,629,293	1,790,176	49,944,793

In accordance with the results of this vote, the Board of Directors of Pepco Holdings, Inc. determined to implement an annual advisory vote on named executive officer compensation until the next required shareholder vote on the frequency of such votes.

(e)
The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for 2011.  The number of shares present and entitled to vote on the proposal was 165,470,060.  Adoption of the proposal required the affirmative vote of the holders of a majority of the shares of Pepco Holdings Common Stock present and entitled to vote or 82,735,031 shares.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
161,873,809	2,674,352	921,899	0

Pepco Holdings, Inc.
Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	May 24, 2011	/s/ A. J. KAMERICK
Name: Anthony J. Kamerick Title: Senior Vice President and Chief Financial Officer